UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016 (August 31, 2016)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 31, 2016, USG Corporation (the “Company”) announced that James S. Metcalf, Chairman, President and Chief Executive Officer, and Matthew F. Hilzinger, Executive Vice President and Chief Financial Officer, each adopted stock trading plans related to the sale of shares of common stock of the Company and the exercise of stock options and the sale of the underlying Company common stock. Subject to the trading plan provisions, a brokerage firm may periodically sell the issued shares at predetermined minimum prices from September 2016 to September 2017 and March 2018 for Messrs. Hilzinger and Metcalf, respectively.

Messrs. Metcalf and Hilzinger entered into the plans for investment diversification. Upon adoption of the trading plans, as well as after the sales contemplated by the trading plans, Messrs. Metcalf and Hilzinger will hold Company securities in an amount well in excess of the requirements in the Company’s stock ownership guidelines.

Each plan is intended to satisfy the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and was adopted in accordance with the Company’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: August 31, 2016	By:	/s/ Michelle M. Warner
Michelle M. Warner,
Senior Vice President, General Counsel and Corporate Secretary